UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

June 24, 2013

Commission File #: 000-53723

TAURIGA SCIENCES, INC.
(Exact name of registrant as specified in its charter)

Florida
(State or other jurisdiction of incorporation)

65-1102237
(IRS Employer Identification Number)

39 Old Ridgebury Road
Danbury, Connecticut 06180
  (Address of principal US executive offices)

 Tel: (917) 796-9926
(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On May 24, 2013, Tauriga Sciences, Inc. (the “Company”) entered into a Securities Purchase Agreement with Typenex Co-Investment, LLC ("Typenex"), for the sale of an 8% convertible note in the principal amount of $550,000 (which includes Typenex legal expenses in the amount of $7,500 and a $50,000 original issue discount) (the “Company Note”) for $500,000, consisting of $100,000 paid in cash at closing and four secured promissory notes, aggregating $400,000, bearing interest at the rate of 8% per annum, the first note maturing three days after Typenex receives a letter from the Company’s transfer agent satisfactory to Typenex in their sole discretion, and the four remaining notes each maturing sixty (60) days following the occurrence of the Maturity Date (the “Investor Notes”). The Investor Notes may be prepaid, without penalty, all or portion of the outstanding balance along with accrued but unpaid interest at any time prior to maturity. We have no obligation to pay Typenex any amounts on the unfunded portion of the Note.

The Note bears interest at the rate of 8% per annum. All interest and principal must be repaid on October 24, 2014, 2014. The Note is convertible into common stock, at Typenex’s option, at a price of $0.06 per share. In the event the Company elects to prepay all or any portion of the Note, the Company is required to pay to Typenex an amount in cash equal to 150% multiplied by the sum of all principal, interest and any other amounts owing.  The Note is secured by all of the assets of the Company.

Typenex has agreed to restrict its ability to convert the Note and receive shares of common stock such that the number of shares of common stock held by them in the aggregate and their affiliates after such conversion or exercise does not exceed 4.99% of the then issued and outstanding shares of common stock. The Note is a debt obligation arising other than in the ordinary course of business, which constitutes a direct financial obligation of the Company. The Note also provides for penalties and rescission rights if we do not deliver shares of our common stock upon conversion within the required timeframes.

In addition, the Company issued to Typenex warrants to purchase shares of the Company’s common stock equal to $277,500 divided by the market price of the Company’s securities as of the date of the issuance of the warrant.  The warrants are exercisable at $.10 per share for a period of five years.

The Company claims an exemption from the registration requirements of the Securities Act of 1933, as amended (the “Act) for the private placement of these securities pursuant to Section 4(2) of the Act and/or Regulation D promulgated there under since, among other things, the transaction did not involve a public offering, Typenex is an accredited investor. Typenex took the securities for investment and not resale, and the Company took appropriate measures to restrict the transfer of the securities.

ITEM 2.03	CREATION OF DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

The disclosure in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item.

ITEM 3.02	UNREGISTERED SALES OF EQUITY SECURITIES.

The disclosure in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item.

ITEM 9.01   FINANCIAL STATEMENTS AND EXHIBITS

(d)           Exhibits

4.1	Secured Convertible Promissory Note dated June 24, 2013 issued to Typenex Co-Investment, LLC

4.2	Warrant to Purchase Shares of Common Stock dated June 24, 2013 issued to Typenex Co-Investment, LLC

10.1	Securities Purchase Agreement, dated as of June 24, 2013, by and between Typenex Co-Investment, LLC and Tauriga Sciences, Inc.

10.2	Security Agreement, dated as of June 24, 2013, by and between Typenex Co-Investment, LLC and Tauriga Sciences, Inc.

10.3	Form of Secured Buyer Note

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TAURIGA SCIENCES, INC

Date: June 28, 2013	By:	/s/ Seth M. Shaw
Seth M. Shaw
Chief Executive Officer